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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Candela Corporation on Form S-8 (File Nos. 33-18932, 33-29291, 33-35091, 33-37696, 33-37697, 33-37698, 33-55596, and 33-73040) of Candela Corporation of
our report dated August 23, 1999 relating to the financial statements, which appears in this Annual Report on Form 10-K.



/s/PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
October 1, 1999